Exhibit 10.2


                      AMENDMENT TO THE
  AMR CORPORATION 1998 LONG TERM INCENTIVE PLAN, AS AMENDED


     WHEREAS, AMR Corporation (the "Corporation") adopted the AMR Corporation 1998 Long Term Incentive Plan, as
Amended (the "LTIP") to foster and promote the long-term financial success of the Company;


     WHEREAS, when the LTIP was initially adopted, the grant of stock appreciation rights would have resulted in adverse financial accounting charges for the Corporation as compared to the grant of stock options;


     WHEREAS, such stock appreciation rights had historically been used primarily in connection with stock options grants to executive officers subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), who prior to amendments to the rules under such Section 16 of the 1934 Act adopted in the 1990s, were generally required to hold the stock received upon the exercise of an option for a period of at least six months to avoid being subject to the disgorgement requirements under the short-swing profit provisions of such Section 16;


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     WHEREAS, for the above reasons, the LTIP currently
permits the grant of stock appreciation rights in tandem with a grant of stock options, such that an employee may be granted a stock appreciation right to the extent that the employee has also been granted a corresponding stock option;


     WHEREAS, due to changes in the financial accounting rules that took effect as of January 1, 2006, there is no longer any difference between the accounting treatment of a stock option and a stock appreciation right settled in shares of stock;


     WHEREAS, because the use of stock settled stock appreciation rights would convey a substantially comparable incentive for the recipient of a stock option award, the Corporation believes that affording the Compensation Committee of the Board of Directors the right to award stock appreciation rights independently of any stock option would be in the best interests of the Corporation, its shareholders and its employees; and





     WHEREAS, the Company has reserved the right to amend the LTIP under Section 13 thereof.


     NOW, THEREFORE, the Plan is hereby amended in the manner set forth below:

      1. Section 1(v) of the LTIP is amended to delete the definition of Stock Appreciation Right, and to insert in lieu thereof a new definition of such term, to read as follows:

     "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below which entitles the grantee to receive, upon the exercise thereof in whole or in part, an amount in shares of Stock equal in value to the excess of the Fair Market Value (on the date of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise, with any fractional share being payable in cash based on the Fair Market Value on the date of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such Stock Appreciation Right, to pay the grantee an amount in cash or other marketable property of a value equivalent to the aggregate Fair Market Value on the date of exercise of the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

      2.    Section 6 of the LTIP is amended to delete  such
section in its entirety, and to insert in lieu thereof a new
Section 6, to read as follows:

     Section 6.   Stock Appreciation Rights.

           (a) Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.


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           A  Stock Appreciation Right or applicable portion
     thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

           A Stock Appreciation Right may be exercised by a grantee, subject to Section 6(b), in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights, and Stock Appreciation Rights related to any exercised Stock Option, shall no longer be exercisable to the extent that the related Stock Appreciation Rights or Stock Option, as the case may be, have been exercised.

           (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                (i)   Stock  Appreciation  Rights  shall  be
          exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with a Stock Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this
          Section 6 of the Plan.

                 (ii)   Upon   the  exercise  of   a   Stock
          Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (on the date of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise, with any fractional share being payable in cash based on the Fair Market Value on the date of exercise. Notwithstanding anything in this Section 6(b)(ii) to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock on the date the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with a Stock Option, the Fair Market Value on the date the related Stock Option was granted.


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                (iii)     Stock Appreciation Rights shall be
          transferable only to the extent that Stock Options may be transferable under Section 5(e) of the Plan.

                 (iv)   Upon   the  exercise  of   a   Stock
          Appreciation Right, regardless of whether granted on a stand-alone basis or in tandem with any Stock Option, only the number of shares of Stock actually issued in connection with the exercise of such Stock Appreciation Right (and not the corresponding number of shares of Stock related to the Stock Appreciation Right (or portion thereof) being exercised) shall be treated as issued under the Plan and, for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock issuable under the Plan, the remaining number of shares of Stock related to such exercised Stock Appreciation Right (or portion thereof), including the corresponding number  of  shares  related to  any  tandem  Stock
          Option cancelled upon such exercise, shall again be available for issuance under the Plan.

     3. The amendment made hereby shall be effective as of July 19, 2006. Except as otherwise modified herein, the provisions of the LTIP shall continue in full force and effect, without amendment.








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